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                                                                    Exhibit 99.1



                   HCC REPORTS STRONG SECOND QUARTER EARNINGS
                    DRIVEN BY INCREASED UNDERWRITING PROFITS


HOUSTON (August 9, 2001) . . . HCC INSURANCE HOLDINGS, INC. (NYSE symbol: HCC) today released earnings for the second quarter and first six months of 2001.

Net earnings for the second quarter of 2001 increased 31 percent to $20.3 million, or $ 0.34 per share, compared to $13.2 million, or $0.26 per share for the same period in 2000. Net earnings for the first half of 2001 increased 27 percent to $35.4 million, or $0.61 per share compared to $24.6 million, or $0.48 per share for the first six months of the previous year.

Operating earnings for the second quarter of 2001 increased 10 percent to $20.3 million, or $0.34 per share compared to $15.8 million, or $0.31 per share in the corresponding quarter in 2000, but grew 17 percent from the first quarter of 2001. Operating earnings for the six months ending June 30, 2001 were $36.2 million, or $0.63 per share, an 11 percent increase from the first half of 2000.

Stephen L. Way, Chairman and Chief Executive Officer said, "We are extremely pleased with our results, which were achieved despite
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approximately $0.02 per share of dilution from our recent equity offering and
$0.01 per share from catastrophe losses affecting our insurance company operations during the quarter."

Although total revenue for the second quarter of 2001 was basically flat at $120.6 million, compared to the same period in the previous year, the profit margin continues to improve as underwriting profits increase. Total revenue for the first six months of 2001 was $235.6 million compared to $242.9 million in the first half of 2000. Revenue will increase during the second half of this year as earned premium continues to rise.

Net written premium increased substantially to $105.6 million during the second quarter of 2001, a 29 percent increase from the second quarter of 2000. During the same period, net earned premium grew 17 percent to $83.7 million and gross written premium increased 12 percent to $294.5 million. For the first half of 2001, net written premium grew 25 percent to $178.1 million, net earned premium increased 15 percent to $155.6 million and gross written premium increased 11 percent to $523.7 million, all compared to the corresponding period in the previous year. This strong growth is a result of rate increases, new business and increased retentions.




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Mr. Way added, "We are seeing improved conditions in all of our lines of business, as growth in our net written and net earned premium gains momentum. Although further rate increases are necessary in some areas, most of our lines are now showing profitability, or are moving rapidly in that direction. Our GAAP combined ratio for the year to date is 90 percent, which is a substantial improvement over the 99 percent for the same period last year."

Net investment income increased 13 percent for the first six months of 2001 to $20.5 million, compared to the same period in the previous year. Although interest rates continue to decline, anticipated positive cash flow in the second half of this year should allow the Company to meet its investment income objective, without any material change in its investment portfolio.

Management fees decreased during the first six months of 2001 to $29.6 million, from $53.8 million in the same period of 2000. This planned reduction was primarily due to the integration of several of the Company's subsidiary underwriting agencies into its insurance company segment. Management fee income is expected to begin to grow again next year as a result of recently announced acquisitions. During the same period, commission income decreased to $24.8 million, from $25.7 million, primarily due to the reduced



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level of reinsurance being purchased by our insurance company subsidiaries.

During the first six months of 2001, other operating income decreased to $5.5 million from $14.6 million for the same period of 2000. This reduction was primarily the result of the disposition or closure of certain non-core operations during 2000 and the timing of recorded income from other operating investments, which varies from period to period. We anticipate an increase in this revenue during the second half of 2001.

Comparing June 30, 2001 to December 31, 2000, total investments increased to $734.8 million from $711.1 million, total assets increased to $2.9 billion from $2.7 billion and book value per share increased to $12.28 from $10.29.

For additional information, please see attached tables.

HCC is one of the largest specialty insurance groups in the United States and consists of insurance company, underwriting agency and intermediary operations. HCC has assets of $2.9 billion and its shares are traded on the NYSE (symbol:
HCC) with a market capitalization of approximately $1.5 billion. HCC is rated AA (Very Strong) by Standard & Poor's and A+ (Superior) by A. M. Best Company.




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For more information, visit our website at www.hcch.com.


Contact: L. Byron Way, Vice President at
         HCC Insurance Holdings, Inc. (713) 690-7300




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                          HCC INSURANCE HOLDINGS, INC.
                              FINANCIAL HIGHLIGHTS

THREE MONTHS ENDED                                                                  JUNE 30, 2001                   June 30, 2000
------------------                                                                  -------------                   -------------
Gross written premium                                                                $294,494,000                    $264,140,000
Net written premium                                                                   105,584,000                      81,920,000
Net earned premium                                                                     83,688,000                      71,654,000
Management fees                                                                        13,885,000                      24,548,000
Commission income                                                                      10,151,000                      10,863,000
Net investment income                                                                   9,876,000                       9,946,000
Other operating income                                                                  2,492,000                       7,905,000
Total revenue                                                                         120,556,000                     120,947,000
Net earnings                                                                           20,258,000                      13,180,000
Earnings per share                                                                          $0.34                           $0.26
Operating earnings after tax(1)                                                        20,344,000                      15,760,000
Operating earnings per share(1)                                                             $0.34                           $0.31
Weighted average shares outstanding                                                    60,470,000                      51,083,000



                                                                                    JUNE 30, 2001                December 31,2000
                                                                                    -------------                ----------------
Total investments                                                                    $734,827,000                    $711,113,000
Total assets                                                                        2,896,702,000                   2,767,760,000
Shareholders' equity                                                                  726,832,000                     530,930,000
Book value per share                                                                       $12.28                          $10.29


(1) Net earnings excluding a non-recurring expense for debt restructuring and the effect of net realized investment gains/losses.

Note:   All earnings per share numbers are diluted.




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                          HCC INSURANCE HOLDINGS, INC.
                              FINANCIAL HIGHLIGHTS

SIX MONTHS ENDED                                                                     JUNE 30, 2001                 June 30,2000
----------------                                                                     -------------                 ------------
Gross written premium                                                                 $523,708,000                 $471,278,000
Net written premium                                                                    178,089,000                  142,580,000
Net earned premium                                                                     155,609,000                  135,010,000
Management fees                                                                         29,635,000                   53,809,000
Commission income                                                                       24,792,000                   25,696,000
Net investment income                                                                   20,508,000                   18,195,000
Other operating income                                                                   5,464,000                   14,556,000
Total revenue                                                                          235,648,000                  242,894,000
Net earnings                                                                            35,436,000                   24,571,000
Earnings per share                                                                           $0.61                        $0.48
Operating earnings after tax(1)                                                         36,234,000                   28,937,000
Operating earnings per share(1)                                                              $0.63                        $0.57
Weighted average shares outstanding                                                     57,793,000                   50,906,000



                                                                                     JUNE 30, 2001             December 31,2000
                                                                                     -------------             ----------------
Total investments                                                                     $734,827,000                 $711,113,000
Total assets                                                                         2,896,702,000                2,767,760,000
Shareholders' equity                                                                   726,832,000                  530,930,000
Book value per share                                                                        $12.28                       $10.29


(1) Net earnings excluding a non-recurring expense for debt restructuring, merger expense, restructuring expense, change in accounting principle and the effect of net realized investment gains/losses.

Note:   All earnings per share numbers are diluted.




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                          HCC INSURANCE HOLDINGS, INC.

                              FINANCIAL HIGHLIGHTS
                                ($ IN THOUSANDS)


INSURANCE COMPANY GROSS WRITTEN PREMIUM

                                                                           YTD                    YTD
                                                                         THROUGH                THROUGH
LINE OF BUSINESS                                                         6/30/01                6/30/00
----------------                                                         -------                -------
Accident & Health                                                        $108,424              $ 83,839
Aviation                                                                   93,261               105,075
Marine & Offshore Energy                                                   18,328                12,369
Medical Stop-Loss                                                         211,606               170,797
Property                                                                   43,924                33,985
Workers' Compensation                                                      28,423                31,877
Other                                                                      19,742                33,336
                                                                         --------              --------
                  Total                                                  $523,708              $471,278
                                                                         ========              ========


INSURANCE COMPANY NET WRITTEN PREMIUM

                                                                            YTD                    YTD
                                                                          THROUGH                THROUGH
LINE OF BUSINESS                                                          6/30/01                6/30/00
----------------                                                          -------                -------
Accident & Health                                                         $23,572                $27,723
Aviation                                                                   48,228                 36,521
Marine & Offshore Energy                                                   10,016                  5,357
Medical Stop-Loss                                                          65,454                 49,550
Property                                                                    8,266                  3,764
Workers' Compensation                                                      18,090                 12,613
Other                                                                       4,463                  7,052
                                                                         --------               --------
                  Total                                                  $178,089               $142,580
                                                                         ========               ========




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This press release contains certain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934, which are intended to be covered by the safe harbors created by those laws. We have based these forward-looking statements on our current expectations and projections about future events. These forward-looking statements include information about possible or assumed future results of our operations. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that we expect or anticipate may occur in the future, including such things as future capital expenditures, business strategies, competitive strengths, goals, growth of our businesses and operations, plans and references to future successes may be considered forward-looking statements. Also, when we use words such as "anticipate," "believe," "estimate," "expect," "intend," "plan," "probably" or similar expressions, we are making forward-looking statements. Many risks and uncertainties may impact the matters addressed in these forward-looking statements.

Many possible events or factors could affect our future financial results and performance. These could cause our results or performance to differ materially from those we express in our forward-looking statements. Although we believe that the assumptions underlying our forward-looking statements are reasonable, any of these assumptions, and therefore also the forward-looking statements based on these assumptions, could themselves prove to be inaccurate. In light of the significant uncertainties inherent in the forward-looking statements included in this press release, our inclusion of this information is not a representation by us or any other person that our objectives and plans will be achieved.

Our forward-looking statements speak only as of the date made and we will not update these forward-looking statements unless the securities laws require us to do so. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this press release may not occur.

                                     * * * *




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